EXHIBIT 10.5

EXHIBIT A

GASTAR EXPLORATION LTD. 2006 LONG-TERM STOCK INCENTIVE PLAN

STOCK APPRECIATION RIGHTS EXERCISE NOTICE

This Exercise Notice is made this      day of                     , 20         (the “Exercise Date”) between Gastar Exploration Ltd. (the “Company”), and the grantee named below (the “Grantee”) pursuant to the Gastar Exploration Ltd. 2006 Long-Term Stock Incentive Plan (the “Plan”). Unless otherwise defined herein, the capitalized terms used in this Exercise Notice shall have the meaning ascribed to them in the Plan and in the Stock Appreciation Rights Agreement to which this Exercise Notice relates.

Award Number:

Grantee:

Social Security Number:

Address:

Number of Stock Appreciation Rights (“SAR”) Exercised:

Exercise Price Per SAR:

Date of Award:

The Company and the Grantee (the “Parties”) hereby agree as follows:

1. Exercise of Stock Appreciation Rights. On this date and subject to the terms and conditions of this Exercise Notice, the Grantee hereby exercises the Award granted in the Stock Appreciation Rights Agreement between the Parties, dated as of the Date of Award set forth above, with respect to the Number of Stock Appreciation Rights Exercised (the “Exercised Rights”) set forth above.

2. Payment of Appreciation. The Grantee shall receive a payment of the Appreciation with respect to the Exercised Rights in an amount determined by subtracting the Exercise Price Per SAR from the Fair Market Value of a share of Common Stock as of the Exercise Date and multiplying that amount by the number of the Exercised Rights. The Appreciation will be paid in the form of whole shares of Common Stock (the “Shares”) valued at the Fair Market Value of such Shares on the Exercise Date, which Shares will be transferred to the Grantee as soon as administratively practicable following the Exercise Date. The Parties agree that the portion of the Appreciation, if any, that represents less than a full share of Common Stock will be retained by the Company and used to satisfy a portion of the Company’s tax withholding obligations described in Section 5 below.

3. Representations of the Grantee. The Grantee represents and warrants to the Company that the Grantee has received, read and understood the Plan, the Stock Appreciation Rights Agreement and this Exercise Notice and agrees to abide by and be bound by their terms and conditions.

4. Rights as Stockholder. Until the stock certificate evidencing the Shares is issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Shares, notwithstanding the exercise of the Stock Appreciation Rights. The Company shall issue (or cause to be issued) such stock certificate promptly after the Stock Appreciation Rights are exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued.

5. Tax Withholding Obligations. The Grantee agrees to satisfy all applicable federal, state and local income, employment and other tax withholding obligations and herewith delivers to the Company the amount necessary, or has made arrangements acceptable to the Company, to satisfy such obligations as provided in the Plan and the Stock Appreciation Rights Agreement. The Grantee understands and acknowledges that the Company’s obligation to deliver the Shares is conditioned on the Grantee’s compliance with the provisions of this Section 5.

6. Tax Consequences. The Grantee understands that he or she may suffer adverse tax consequences as a result of the Grantee’s exercise of the Stock Appreciation Rights or disposition of the Shares. The Grantee represents that the Grantee has consulted with any tax consultant(s) he or she deems advisable in connection with the exercise of the Stock Appreciation Rights or disposition of the Shares and that the Grantee is not relying on the Company for any tax advice.

7. Successors and Assigns. The Company may assign any of its rights under this Exercise Notice, and this Exercise Notice shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, this Exercise Notice shall be binding upon the Grantee and his or her heirs, executors, administrators, successors and permitted assigns.

8. Interpretive Matters. Whenever required by the context, pronouns and any variation thereof shall be deemed to refer to the masculine, feminine, or neuter, and the singular shall include the plural, and vice versa. The term “include” or “including” does not denote or imply any limitation. The captions and headings used in this Exercise Notice are inserted for convenience and shall not be deemed a part of this Exercise Notice for construction or interpretation.

9. Dispute Resolution. The provisions of Section 13 of the Stock Appreciation Rights Agreement shall be the exclusive means of resolving disputes arising out of or relating to this Exercise Notice.

10. Entire Agreement; Governing Law. This Exercise Notice, with the Plan and the Stock Appreciation Rights Agreement, constitute the entire agreement of the Parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Parties with respect to the subject matter hereof, and may not be modified adversely to the Grantee’s interest except by means of a writing signed by the Parties. Nothing in this Exercise Notice or in the Plan or the Stock Appreciation Rights Agreement (except as expressly provided herein or therein) is intended to confer any rights or remedies on any person other than the Parties. This Exercise Notice (like the Plan and the Stock Appreciation Rights Agreement) is to be construed in accordance with and governed by the internal laws of the State of Texas, without giving effect to any choice-of-law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of Texas to the rights and duties of the Parties. Should any provision of the Plan, the Stock Appreciation Rights Agreement, or this Exercise Notice be determined by a court of law to be illegal or unenforceable, such provision shall be enforced to the fullest extent allowed by law, and the other provisions shall nevertheless remain effective and shall remain enforceable.

11. Notice. Any notice or other communication required or permitted hereunder shall be given in writing and shall be deemed given, effective, and received upon prepaid delivery in person or by courier or upon the earlier of delivery or the third business day after deposit in the United States mail if sent by certified mail, with postage and fees prepaid, addressed to the other Party at its address as shown beneath its signature in the Stock Appreciation Rights Agreement, or to such other address as such Party may designate in writing from time to time by notice to the other Party in accordance with this Section 11.

Gastar Exploration Ltd.
2006 Long-Term Stock Incentive Plan - Stock Appreciation Rights Exercise Notice	Page 2

12. Further Instruments. Each Party agrees to execute such further instruments and to take such further action as may be necessary or reasonably appropriate to carry out the purposes and intent of this Exercise Notice.

Submitted by:			Accepted by:

GRANTEE:			GASTAR EXPLORATION LTD.
(Print Name)
By:
(Signature)		Its:

Dated:		Dated:

Gastar Exploration Ltd.
2006 Long-Term Stock Incentive Plan - Stock Appreciation Rights Exercise Notice	Page 3